UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 3, 2025

IMMIX BIOPHARMA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-41159	45-4869378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11400 West Olympic Blvd., Suite 200

Los Angeles, CA 90064

(Address of principal executive offices)

(310) 651-8041

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b)of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value of $0.0001 per share	IMMX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 3, 2025, Immix Biopharma, Inc. (the “Company”) entered into an At The Market Offering Agreement (the “Agreement”) with Citizens JMP Securities, LLC (“Agent”) under which the Company may offer and sell, from time to time at its sole discretion, shares of its $0.0001 par value common stock (“Common Stock”), through the Agent as its sales agent.

Pursuant to the Agreement, sales of the Common Stock, if any, will be made under the Company’s effective Registration Statement on Form S-3 (File No. 333—269100), previously filed with the Securities and Exchange Commission on January 3, 2023, and became effective on January 11, 2023, and the prospectus supplement relating to this offering, filed on June 3, 2025 by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, including privately negotiated and block transactions. Under the terms of the Sales Agreement, the Company will not issue or sell through the Agent such number or dollar amount of shares of Common Stock that would exceed the number or dollar amount of shares of Common Stock registered and available on the Registration Statement, exceed the number of authorized but unissued shares of Common Stock, or exceed the number or dollar amount of shares of Common Stock permitted to be sold under Form S-3 (including General Instruction I.B.6 thereof, if applicable). The Agent will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal law, rules and regulations and the rules of the Nasdaq Capital Market, to sell the Common Stock from time to time, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company will pay the Agent a commission of three percent (3%) of the gross sales proceeds of any Common Stock sold through the Agent under the Agreement, and also has provided the Agent with customary indemnification and contribution rights. The Company will also reimburse the Agent for certain specified expenses in connection with entering into the Agreement up to a maximum of $50,000.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the legal opinion and consent of Greenberg Traurig, LLP relating to the shares is attached hereto as Exhibit 5.1.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are filed with this report:

Exhibit Number	Exhibit Description	Method of Filing
1.1	At The Market Offering Agreement dated as of June 3, 2025 between the Company and Citizens JMP Securities, LLC	Filed electronically herewith
5.1	Opinion of Greenberg Traurig, LLP	Filed electronically herewith
23.1	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)	Filed electronically herewith
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Immix Biopharma, Inc.

Dated: June 3, 2025	/s/ Ilya Rachman
Ilya Rachman
Chief Executive Officer